Exhibit 99.1

ENERFLEX LTD. AND EXTERRAN CORPORATION ANNOUNCE SHAREHOLDER APPROVAL TO CREATE A PREMIER INTEGRATED GLOBAL PROVIDER OF ENERGY INFRASTRUCTURE AND ENERGY TRANSITION SOLUTIONS

NEWS RELEASE

CALGARY, Alberta, Canada and HOUSTON, Texas, U.S.A., October 11, 2022 — Enerflex Ltd. (TSX: EFX) (“Enerflex”) and Exterran Corporation (NYSE: EXTN) (“Exterran”), are pleased to announce that they have received all necessary shareholder and stockholder approvals in connection with the pending acquisition of Exterran by Enerflex, to create a premier integrated global provider of energy infrastructure and energy transition solutions (the “Transaction”). The Transaction is expected to be completed on or about October 13, 2022 and is subject to the satisfaction of all closing conditions.

On October 11, 2022, Enerflex held a special meeting of shareholders, whereby the resolution authorizing the issuance of Enerflex common shares to Exterran stockholders pursuant to and in connection with the Transaction was approved by approximately 80% of the votes cast, representing approximately 75% of the outstanding Enerflex common shares as of September 9, 2022.

Also on October 11, 2022, Exterran held a special meeting of stockholders, whereby the merger agreement was approved by approximately 100% of the votes cast, representing approximately 75% of the outstanding Exterran common stock as of September 7, 2022.

“We are pleased to have obtained shareholder and stockholder approval as we near the completion of our transformational acquisition of Exterran,” explained Marc Rossiter, Enerflex’s President and Chief Executive Officer. “As we look ahead to the future, we are laser-focused on our integration efforts to become a more resilient, profitable, and efficient Enerflex, and maximize long-term value for all our new and existing shareholders.”

ADVISORY REGARDING FORWARD-LOOKING INFORMATION

This news release contains forward-looking information within the meaning of applicable Canadian securities laws and within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements relate to management’s expectations about future events, results of operations, and the future performance (both financial and operational) and business prospects of Enerflex, Exterran, or the combined entity. All statements other than statements of historical fact are forward-looking statements. The use of any of the words “anticipate”, “future”, “plan”, “contemplate”, “create”, “continue”, “estimate”, “expect”, “intend”, “propose”, “might”, “may”, “will”, “shall”, “project”, “should”, “could”, “would”, “believe”, “predict”, “forecast”, “pursue”, “potential”, “objective”, “capable”, and similar expressions are intended to identify forward-looking information. In particular, this news release includes (without limitation) forward-looking information pertaining to the expected closing date of the Transaction and the characteristics of Enerflex following the completion of the Transaction.

The forward-looking information contained herein is expressly qualified in its entirety by the above cautionary statement. The forward-looking information included in this news release is made as of the date of this news release and, other than as required by law, Enerflex disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events, or otherwise. This news release and its contents should not be construed, under any circumstances, as investment, tax, or legal advice.

ABOUT THE COMPANIES

Enerflex is a single-source supplier of natural gas compression, oil and gas processing, refrigeration systems, and electric power generation equipment, including related in-house engineering and mechanical services expertise. The Company’s broad in-house resources provide the capability to engineer, design, manufacture, construct, commission, service, and operate hydrocarbon handling systems. Enerflex’s expertise encompasses field production facilities, compression and natural gas processing plants, gas lift compression, refrigeration systems, and electric power solutions serving the natural gas production industry.

Headquartered in Calgary, Alberta, Canada, Enerflex has approximately 2,100 employees worldwide. Enerflex, its subsidiaries, interests in associates, and joint operations operate in Canada, the U.S.A., Argentina, Bolivia, Brazil, Colombia, Mexico, the United Kingdom, Bahrain, Kuwait, Oman, the United Arab Emirates, Australia, New Zealand, Indonesia, Malaysia, and Thailand. Enerflex operates three business segments: U.S.A., Rest of World, and Canada. Enerflex’s common shares trade on the Toronto Stock Exchange under the symbol “EFX”. For more information about Enerflex, visit www.enerflex.com.For investor and media enquiries, contact:

Marc Rossiter	Sanjay Bishnoi	Stefan Ali
President & Chief Executive Officer	Senior Vice President & Chief Financial Officer	Vice President, Strategy & Investor Relations
Tel: (403) 387-6325	Tel: (403) 236-6857	Tel: (403) 717-4953

Exterran Corporation is a global systems and process company offering solutions in the oil, gas, water, and power markets. Exterran is a leader in natural gas processing and treatment and compression products and services, providing critical midstream infrastructure solutions to customers throughout the world. Exterran Corporation is headquartered in Houston, Texas, U.S.A. and operates in approximately 25 countries. Exterran’s common shares trade on the New York Stock Exchange under the symbol “EXTN”.

Enerflex Ltd.	2